Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of USA Compression Partners, LP (the “Partnership”) for the quarter ended September 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher M. Paulsen, as Senior Vice President, Chief Financial Officer and Treasurer of the Partnership’s general partner, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Christopher M. Paulsen
Christopher M. Paulsen
Senior Vice President, Chief Financial Officer and Treasurer

Date: November 4, 2026
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.